UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2018

HealthStream, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-27701	621443555
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 10th Ave. South, Suite 450, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-301-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 2.02 Results of Operations and Financial Condition.

On February 20, 2018, HealthStream, Inc. (the "Company") issued a press release announcing results of operations for the fourth quarter and full-year ended December 31, 2017 and guidance for the full year 2018, the text of which is set forth in Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

On February 20, 2018, the Company issued a press release announcing results of operations for the fourth quarter and full-year ended December 31, 2017 and guidance for the full year 2018, the text of which is set forth in Exhibit 99.1.

Item 8.01 Other Events.

On February 20, 2018, the Company announced that Jeffrey Doster will resign from his position as Chief Information Officer and Senior Vice President. Such resignation will be effective as of March 30, 2018. Mr. Doster’s resignation is not the result of any disagreement with management, the Company or its operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated February 20, 2018.

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 20, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthStream, Inc.

February 20, 2018	By:	Gerard M. Hayden, Jr.

Name: Gerard M. Hayden, Jr.
Title: Chief Financial Officer

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